UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Helios and Matheson Analytics Inc.

(Name of Registrant as Specified in Its Charter)

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HELIOS AND MATHESON ANALYTICS INC.

PROXY SOLICITATION SCRIPT

Hello,

This is Ted Farnsworth, the Chairman and CEO of Helios and Matheson, the majority owner of MoviePass, with an important message about a special meeting of the shareholders scheduled for November 1st.

Helios and Matheson’s board of directors is recommending that you vote “FOR” the shareholder proposal number one, which would authorize a one-time reverse stock split of the common shares.

The details of the measure are included in the proxy materials which you should have received by now, but we have not received your vote as of yet on this very important matter.

In addition to the board recommendation of a “FOR” vote, two independent, unpaid, leading proxy advisory firms – Institutional Shareholder Services and Glass, Lewis & Company – have also recommended that shareholders vote “FOR” the proposed reverse stock split.

The board of directors believes that without this approval, our common stock will be subject to delisting from the NASDAQ Capital Market, severely limiting our liquidity and our marketability of the common shares.

It is important that you act as soon as possible and act right now if you can. Your vote matters regardless of how many shares you own. If you have already voted, you can discontinue this now. But, if you have not, you can go ahead and press “one” right now and be transferred to a proxy specialist to cast your vote immediately.  If you have any questions or if you received this on your voice mail, you can also contact a specialist at our proxy agent at 1-877-777-8133.  The number again is 877-777-8133, and that is toll-free. Let them know that you want to vote FOR the Board’s recommendation on Proposal Number One. Please call today and thank you so much for being a shareholder and giving your support to us.

Thank you.

[Reminder Mailing]

Investor Alert

For Stockholders of Helios and Matheson

Analytics Inc.

An important Special Meeting of Helios and Matheson Stockholders has been scheduled for November 1, 2018.

Your Participation is Needed

The Board of Directors of Helios and Matheson Analytics Inc.

recommends that you vote “FOR” Proposal # 1.

✓ PROPOSAL #1: To approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split of common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-500 shares.

Why is the Board asking you to support Proposal #1?

The Board believes that approval of the reverse stock split improves the chances that our common stock will NOT be delisted from the Nasdaq Capital Market, which would adversely impact the liquidity and marketability of our common stock. (Please read the proxy statement of September 26, 2018, that was already sent to you for more information on the risks associated with the reverse stock split.)

What Do you need to do?

To vote “FOR” the Board’s recommendation on Proposal #1 Call (877) 777-8133 to speak to a Proxy Vote Specialist who will explain the proposal and accept your vote. Call Today.

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Alliance Advisors

Attention:

Helios and Matheson Analytics Inc Stockholders

Don’t Delay. Cast Your Proxy Vote Before It Is Too Late.

The Company’s Board of Directors is recommending that you Vote “For”

Proposal 1 on or before the company’s Special Stockholders

Meeting on November 1, 2018.

Independent Third-Party Recommendations: Two leading independent proxy advisory firms: Institutional Shareholder Services Inc. and Glass, Lewis & Co., have both recommended that the Company’s stockholders vote “FOR” the proposed reverse stock split.

You have already received a packet of information about the upcoming Special

Stockholder Meeting, but you have NOT voted. Don’t Wait Until It’s too late.

Act Now!

Vote “For” Proposal #1 by calling a proxy vote specialist today at

(877) 777-8133

Helios & Matheson is a Big Data company that helps global enterprises make informed decisions by providing insights into social phenomena.